Exhibit 99.1

Biora Therapeutics Further Reduces Net Debt and Monetizes Legacy Asset

Monetization of legacy asset brings in $3 million in nondilutive capital

Convertible notes exchange brings in another $2.8 million in new capital and reduces Biora’s net debt

SAN DIEGO, March 11, 2024 – Biora Therapeutics, Inc. (Nasdaq: BIOR), the biotech company that is reimagining therapeutic delivery, today announced an agreement with institutional investor Context Capital to invest $2.8 million in new capital alongside a convertible note exchange, and announced the monetization of its investment in privately held Enumera Molecular, Inc. (“Enumera”) in a separate transaction that results in $3 million of nondilutive funding for Biora.

“Since September 2023, we have reduced Biora’s debt by more than $80 million in three separate note exchange transactions with institutional investors, who also invested $19.8 million of new capital, a strong indication of investors’ continued confidence in our programs. By monetizing our interest in Enumera, which is related to our legacy business, we are also bringing in additional funding to complement our shareholders’ capital investment,” said Eric d’Esparbes, Chief Financial Officer of Biora Therapeutics. “We continue to make substantive progress toward optimizing the capital structure of Biora, and developing our therapeutics programs, which are progressing well. We look forward to sharing data from the SAD portion of our phase 1 clinical trial during our corporate update later this month,” continued Mr. d’Esparbes.

Biora has agreed with Context Capital to exchange an aggregate of $5.6 million principal amounts of its senior convertible notes due 2025 for an aggregate of $3.8 million convertible senior secured notes due 2028 issued pursuant to an indenture dated December 19, 2023 (the “2028 Notes”). Context Capital has also agreed to purchase $2.8 million of 2028 Notes and common stock purchase warrants. The transaction is expected to close on March 12, 2024. Details of the transaction can be found in the company’s separate filing on SEC Form 8-K.

In May 2022, Biora contributed legacy assets related to its single-molecule detection platform to Enumera in exchange for a minority ownership stake in Enumera. On March 8, 2024, Biora sold its minority stake to Enumera investors for $3 million.

This press release is not an offer to sell, or a solicitation of an offer to buy, any securities of the company. The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration thereunder or an applicable exemption the registration requirements thereof.

About Biora Therapeutics

Biora Therapeutics is reimagining therapeutic delivery. By creating innovative smart pills designed for targeted drug delivery to the GI tract, and systemic, needle-free delivery of biotherapeutics, the company is developing therapies to improve patients’ lives.

Biora is focused on development of two therapeutics platforms: the NaviCap™ targeted oral delivery platform, which is designed to improve outcomes for patients with inflammatory bowel disease through treatment at the site of disease in the gastrointestinal tract, and the BioJet™ systemic oral delivery platform, which is designed to replace injection for better management of chronic diseases through needle-free, oral delivery of large molecules.

For more information, visit bioratherapeutics.com or follow the company on LinkedIn or Twitter.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the expected closing and timing of closing of the debt reduction and capital raising transactions, our anticipated milestones, the progress and future expectations and goals of our research and development and clinical efforts and research collaboration plans and expectations are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “target,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, our ability to innovate in the field of therapeutics, our ability to make future filings and initiate clinical trials on expected timelines or at all, our ability to obtain and maintain regulatory approval, clearance, or acceptance of our clinical trials or products on expected timelines or at all, our plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, our expectations regarding allowed patents or intended grants to result in issued or granted patents, our expectations regarding opportunities with current or future pharmaceutical collaborators, our ability to raise sufficient capital to achieve our business objectives, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and other subsequent documents, including Quarterly Reports, that we file with the SEC.

Biora Therapeutics expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Chuck Padala

Managing Director, LifeSci Advisors

IR@bioratherapeutics.com

(646) 627-8390

Media Contact

media@bioratherapeutics.com